Exhibit 6(a)


                        ARTICLES OF INCORPORATION

                                   OF

                 CHARTER NATIONAL LIFE INSURANCE COMPANY




                                ARTICLE I

The name of this corporation is CHARTER NATIONAL LIFE INSURANCE
COMPANY.

                                ARTICLE II

The place of the principal office for the transaction of the business of the corporation is City of Clayton, St. Louis County, Missouri.

                               ARTICLE  III

The corporation is formed for the following purposes: to make insurance upon the lives of individuals and every assurance pertaining thereto or connected therewith; to grant, purchase, and dispose of annuities and endowments of every kind and description whatsoever; to provide for contracts of indemnity against death and for weekly and other periodic indemnities for disability occasioned by accident or sickness to the person of the insured, and such accident and health insurance shall be made a separate department of the business of the corporation; and to such other things as may be permitted a corporation of this kind by law, and not prohibited by the 1949 Revised Statues of Missouri, Sections 376.010 to 376.670, both inclusive, as amended.

In order to carry out the purposes for which it is organized, the corporation shall have the following rights and powers to the extent not inconsistent with nor prohibited by the provisions of law applicable to life insurance companies or applicable to all insurance companies:

     (a) to sue and be sued, complain and defend in any court of law or equity;

     (b) to have a corporate seal which may be altered at the pleasure of the corporation and to use such seal by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced;

     (c) to purchase, hold or convey such real estate as the purposes of the corporation shall require, and to take, hold or convey other property, real, personal or mixed, as shall be necessary in the transaction of its business, all to the extent permitted by law and more particularly as provided by Sections 375.320, 375.330 and 375.340 of the 1949 Revised Statutes of Missouri and all amendments thereto;

     (d) to sell, convey, mortgage, loan, pledge or otherwise dispose of and otherwise use and deal in and with shares, or the interests in or obligations of other domestic and foreign corporations, associations, partnerships, or individuals, all to the extent permitted by law to life, health and accident insurance companies;

     (e) to sell, lease, exchange or otherwise dispose of, all or substantially all, of the property and assets of the corporation, with or without the goodwill of the corporation, upon such terms and conditions and for such consideration as may consist in whole or in part, of money or property, real or personal, including shares of any other domestic or foreign corporation, subject to all the provisions of law applicable to such transfer with respect to manufacturing and business corporations, and subject also to any and all provisions of law applicable to life, health and accident insurance companies and provisions of law applicable to all insurance companies;

     (f) to make contracts and incur liabilities which may be appropriate to enable it to accomplish any or all of its purposes; to issue its notes, bonds and other obligations; to secure any of its obligations by mortgage, deed of trust, or pledge of any or all of its property, franchises, or income; to issue notes or bonds secured or unsecured, which by their terms are convertible to shares of stock of any class upon such terms and conditions and at such rates or prices as may be therein provided; to enter into contracts of reinsurance, either as reinsurer or otherwise, pertaining to life, health and accident insurance to the extent permitted by law to a corporation of this kind;

     (g) to invest its capital, reserve, and surplus funds of whatever kind or character from time to time and to lend money for its corporate purposes, and to take and hold real and personal property as security for the payment of funds so invested or loaned, all to the extent that such investments and loans may be permitted by the provisions of law applicable to life, health and accident insurance companies or applicable to all insurance companies;

     (h) to elect or appoint officers and agents of the corporation; to enter into agency contracts and to define their duties and fix their compensation - the officers of the corporation shall be a President, one or more Vice-Presidents, Secretary, Assistant Secretary, Treasurer and such other officers as the Board of Directors may deem necessary;

     (i) to make and alter By-Laws not inconsistent with the Articles of Incorporation or with the laws of this State for the administration and regulations of the affairs of the corporation;

     (j) to terminate its corporate activities and to surrender its corporate franchises;

     (k) to make contributions to corporations or other organizations formed for civic, charitable or benevolent purposes or to any incorporated or unincorporated associations, Community Chest or community funds not operated or used for profit to its members, but operated for the purposes of raising funds for and of distributing funds to other civic, charitable or benevolent organizations or agencies;

     (l) to transact any lawful business in aid of the United States of America in the prosecution of war, make donations to associations and organizations, incorporated or unincorporated, which aid in war activities, and to lend money to the state and federal governments for war purposes;

     (m) to have and exercise all of the powers necessary or convenient to effect or accomplish any or all of the purposes for which the corporation was formed; to exercise all powers permitted by law to a corporation of this character and which at any time thereafter may be granted to or exercised by a corporation of this character, and not prohibited by Sections 376.010 to 376.670, both inclusive, of the 1949 Revised Statutes of Missouri.

                                ARTICLE IV

This is a joint stock company. The total authorized stock shall be Three Million Four Hundred Ten Thousand Dollars ($3,410,000.00). The aggregate number of shares which the corporation shall be authorized to issue shall be One Hundred Ten Thousand (110,000) shares with a par value of Thirty-one Dollars ($31.00) each.

Each share of stock shall be entitled to One (1) vote, and in all elections for directors, shareholders shall have the right of cumulative voting.

                               ARTICLE V

Shareholders shall hold regular annual meetings in every fiscal year for the purpose of electing Directors and for such other business as may come before the meeting. The names and addresses of the incorporating shareholders are:

   NAME                          RESIDENCE

M. G. Tallyn                  Alton, Illinois
M. M. Augustin                Kirkwood, Missouri
M. T. Belt                    Brentwood, Missouri
M. Blanck                     St. Louis, Missouri
J. E. Gaylor                  St. Louis, Missouri
E. B. Hagen                   Affton, Missouri
F. H. Miller                  St. Louis, Missouri
J. E. Hayes, Jr.              Cahokia, Illinois
R. Schloemer                  St. Louis, Missouri
G. R. Kincer                  St. Louis, Missouri
M. M. Kern                    St. Louis, Missouri
V. Langhauser                 St. Louis, Missouri
D. S. Markeason               University City, Missouri

                               ARTICLE VI

The property and business of the corporation shall be managed and controlled by the Board of Directors. The Board of Directors shall consist of ten (10) members. They shall be elected at the annual meeting of stockholders, and each Director shall be elected to serve until his successor shall have been elected and shall qualify. The Board of Directors shall have authority to fill all vacancies occurring in the Board until the next annual meeting of stockholders or until a special stockholders meeting shall be called to fill the vacancy. The Board of Directors may repeal or amend the By-Laws of this corporation or may adopt new or additional By-Laws, but such By-Laws shall not be inconsistent with these Articles of Incorporation nor with the laws of the State of Missouri.

                                ARTICLE VII

The duration and number of years the corporation is to continue is perpetual.

                                ARTICLE VIII

Amendments to the Articles of Incorporation may be submitted by resolution of the Board of Directors at any regular or special meeting of shareholders and adopted by the affirmative vote of the majority of outstanding shares entitled to vote.

                                                               Exhibit 6(b)

                CHARTER NATIONAL LIFE INSURANCE COMPANY

                                 BY-LAWS

                           STOCKHOLDERS' MEETING

Section 1. Annual Meetings. The annual meeting of the stockholders shall be held on the fourth Thursday in March of each year at the office of the Company or at such place as may be designated by the stockholders. Notice of such meeting shall be given in the manner required by the laws of the State of Missouri or notice of such meeting may be waived by unanimous consent of the stockholders.

Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the President or by a majority of the stockholders. Unless a different notice is required by law, notice of special meetings shall be given by mailing a notice thereof to each of the stockholders at his post office address appearing on the records of the Company, at least ten (10) days before such meeting. Such notice, in addition to stating the time at which said meeting shall be held, shall briefly state the object of said meeting and no business not so stated shall be considered at such meeting except by unanimous consent of all stockholders. Special meetings of the stockholders may also be held without notice upon the written consent of all stockholders.

Section 3. Adjourned Meetings. Any stockholders' meeting may be adjourned from time to time until its business is completed, and the stockholders present at any meeting or any adjourned meeting, though less than a quorum, may adjourn from time to time until a quorum shall be obtained.

Section 4. Quorum. At all meetings of stockholders, the stockholders of record on the books of the Company, holding a majority of the stock issued and outstanding entitling such stockholders to vote thereon, shall constitute a quorum.

Section 5. Proxies. At any meeting of the stockholders, the stockholders entitled to vote at such meeting may be represented by proxy, evidence of which shall be in writing and exhibited to the proper officers.

Section 6. Waiver of Notice. Any stockholder may waive notice of any stockholders' meeting either by letter or telegram, and the presence of any stockholder in person or by proxy at any stockholders' meeting shall be a waiver of any notice herein or by law provided for, unless said stockholder shall attend the meeting purely for the purpose of objecting to the notice thereof.


                           BOARD OF DIRECTORS

Section 7. Number. The property and business of the corporation shall be managed and controlled by the Board of Directors. The Board of Directors shall consist of ten (10) members. They shall be elected at the annual

                                                                    3/28/77
meeting of stockholders, and each director shall be elected to serve until his successor shall have been elected and shall qualify. The Board of Directors shall have authority to fill all vacancies occurring in the Board until the next annual meeting of stockholders or until a special stockholders' meeting shall be called to fill the vacancy. The Board of Directors may repeal or amend the By-Laws, but such By-Laws shall not be inconsistent with the Articles of Incorporation nor with the laws of the State of Missouri.

Section 8. Meetings. The directors may hold their meetings at such tine and times and place and places as they may deem proper. Notice of such meetings shall be given by mailing notice thereof to each of the directors to his post office address as appears upon the records of the Company not less than three (3) days before such meeting, or notice of such meeting may be waived on the unanimous consent of all the directors. An annual stated meeting of the Board shall be held on the fourth Thursday in March, immediately after the Annual Stockholders' Meeting, at the office of the Company, for the transaction of all lawful business that may come before said meeting.

Section 9. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and every decision of a majority of the persons duly assembled as a Board shall be valid as a corporate act; and if less than a quorum be present at any meeting, those present may adjourn, from time to time, and fix dates until a quorum shall be present.


                                 OFFICERS

Section 10. Number. The officers of this Company shall consist of a Chairman of the Board, a President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, a Controller, and one or more Assistant Controllers. The Board of Directors is hereby authorized to elect such additional officers or may abstain from electing one or more of the above enumerated assistant officers, as it may deem wise.

Section 11. Term.- The officers shall hold office from the dates of their respective elections until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until their successors are duly elected and qualified, and any officer elected by the Board of Directors may be removed at any time with or without cause and in their absolute discretion by the affirmative vote of a majority of the whole Board of Directors.

Section 12. Consolidation of Offices. Any two offices except those of President and Secretary may be held by one and the same person.

Section 13. Election. The officers shall be elected at the first meeting of the Board of Directors held after the annual meeting of the stockholders, or as soon thereafter as possible, and a majority of the votes cast shall be necessary for an election.

Section 14. Salaries. The salaries of all officers and employees shall be fixed by the President, except the salaries of all officers and the salaries of all other persons who are to receive an annual salary of S20,000 or more shall be fixed by the Board of Directors.

                                                                    3/28/77

Section 15. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors.

Section 16. President. The President shall be the Chief Executive Officer and shall preside at all meetings of stockholders; shall sign all notes, agreements or other instruments in writing made and entered into for or in behalf of the corporation, and sign all certificates of stock, and he shall have general supervision over the business and affairs of the corporation. All notes shall be countersigned by the Treasurer of the Company in order to be valid.

Section 17. Vice President. The Vice President shall perform all of the duties of the President, in the event of the death or disability of the President, and such other duties, if any, as may be prescribed by the Board of Directors.

Section 18. Assistant Vice President. The Assistant Vice President shall perform all of the duties of the Vice President in the event of the death or disability of the Vice President, and such other duties, if any, as shall be prescribed by the Board of Directors.

Section 19. Secretary. The Secretary shall keep an accurate record of the proceedings of the meetings of the stockholders and directors; he shall give notice of the meetings of the stockholders and of the directors required by law and these By-Laws; he shall countersign all certificates of stock, shall attach the corporate seal thereto, and to a11 other instruments requiring it, and shall perform such other duties as are usually incident to the office of the Secretary.

Section 20. Assistant Secretary. The Assistant Secretary shall perform all of the duties of the Secretary, in the event of the death or disability of the Secretary, and such other duties, if any, as may be prescribed by the Board of Directors.

Section 21. Treasurer. The Treasurer shall have charge of the funds of the Company, shall keep an accurate account of all transactions of the Company, of all moneys received and paid out, and shall deposit or cause to be deposited all funds of the Company in the Company's name in such banking institution or institutions as may be designated by the Board of Directors; and shall make a report to the stockholders at the annual meeting thereof, and shall make a report to the President and to the Board of Directors whenever so directed by the President or Board.

Section 22. Assistant Treasurer. The Assistant Treasurer shall perform all of the duties of the Treasurer, in the event of the death or disability of the Treasurer and such other duties, if any, as may be prescribed by the Board of Directors.

Section 22.1. Controller. The Controller shall be in charge of the accounts of the Company and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                                                                    3/28/77

Section 22.2. Assistant Controller. The Assistant Controller shall assist the Controller in the performance of the duties of his office and shall perform such other duties as the Board of Directors may prescribe.


                                FISCAL YEAR

Section 23. Fiscal Year. The fiscal year of this Company shall begin on January first of each calendar year an end on December thirty-first of each calendar year, unless otherwise provided by the Board of Directors.


                           CHECKS, DRAFTS, ETC.

Section 24. Authorized Signatures. Checks, drafts or other orders for the payment of money of this Company shall be signed by such officer or officers as the Board of Directors may provide.


                    CERTIFICATES OF STOCK AND TRANSFERS

Section 25. Certificates. Each holder of capital stock of this Company shall be entitled to a certificate certifying the number and character of shares owned by him. Certificates shall be numbered and registered in the order issued and shall be signed by the President and by the Secretary. Transfers of stock shall be made upon the books of the Company either in person or by attorney upon the return of outstanding certificates, and the possession of the certificates of stock shall not entitle the holder to any right of a stockholder, nor shall it be regarded as evidence of ownership unless it so appears on the books of the Company.

Section 26. Lost Certificates. In case of the loss or destruction of any certificates of stock, a new certificate may be issued on the following conditions: the owner shall file with the Secretary an affidavit giving the facts in relation to the ownership and the loss or destruction of said certificate, stating its number and the number of shares represented thereby. The Secretary shall present such affidavit to the Board of Directors and if the Board of Directors shall be satisfied that such certificate has been destroyed or lost, and that a new certificate ought to be issued in lieu thereof, the Board may direct the officers of the Company to issue a new certificate upon the filing of a bond in such penal sum, with such conditions, in such forms and with such surety as the Board of Directors may prescribe, to indemnify and save harmless this Company from any loss, expense, damage or liability occasioned by the issuance of such new certificates, and upon the filing of such bond, the proper officers of this Company shall issue a new certificate for the number of shares to the owner of the certificate so lost or destroyed.

Section 27. Transfer Books. Proper books shall be kept under the direction of the Secretary, showing the ownership and transfer of all certificates of stock, and these books shall constitute the test of the qualifications of

                                                                    3/28/77
voters at any stockholders' meeting; provided that at every election of directors no person shall be admitted to vote, directly or by proxy, except those in whose names the shares of stock of the corporation with voting power shall stand on such books, and shall have stood for at least thirty days previous to the election.


                                   SEAL

Section 28. Seal. The Corporate Seal shall have inscribed thereon the words "CHARTER NATIONAL LIFE INSURANCE COMPANY", which shall cover the outer edge of the circular impression, and inscribed in the center shall be the words "SEAL" and "MISSOURI". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                AMENDMENTS

Section 29. Procedure. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted by a majority vote of stock of the Company upon which the holders thereof are entitled to vote, at any regular or special meeting called as in these By-Laws provided.

                                                                    3/28/77